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                                                                 EXHIBIT 10.8(a)


                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 28th day of June, 1996, by and between Digital Television Services of New York I, LP, a Georgia limited partnership ("Purchaser") and Northeast Cable Services, Inc., a New York corporation ("Seller").

                                    RECITALS

         A. Seller owns and operates an exclusive distributorship of the National Rural Telecommunications Cooperative's DBS Services and of DirecTv, Inc., the successor rights holder to Hughes Communications Galaxy, Inc. (the "Business") in the "Locations" (hereinafter defined).

         B. Seller desires to transfer and assign to Purchaser, and Purchaser desires to acquire and accept from Seller, all of Seller's rights under the NRTC/Member Agreement and the NRTC/Retail Agreement relating to the Locations and other "Assets" (hereinafter defined), upon the terms, and subject to the conditions, set forth in this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  "Cable Programming" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

                  "Closing" and "Closing Date" shall have the meanings set forth in Section 2.3 herein.

                  "Commercial Establishment" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

                  "Committed Member Residence" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

                  "Customer" shall mean any customer of the Business (including a Subscriber).

                  "DBS Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

                  "DirecTv" means DirecTv, Inc., a California corporation.




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                  "HCG DirecTv" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

                  "Hughes" shall mean Hughes Communications Galaxy, Inc.

                  "Lien" shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

                  "Locations" shall have the meaning set forth in Paragraph S.1 of Schedule 1.

                  "Non-Select Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

                  "NRTC" shall mean the National Rural Telecommunications Cooperative, a District of Columbia corporation.

                  "NRTC Agreements" shall mean the NRTC/Member Agreement, the NRTC/Retail Agreement, and any Other Assumed Agreements identified as NRTC Agreements in Paragraph S.4 of Schedule 1.

                  "NRTC/Member Agreement" shall mean the NRTC/Member Agreement for Marketing and Distribution of DBS Services between the NRTC and Seller identified in Paragraph S.2 of Schedule 1.

                  "NRTC/Retail Agreement" shall mean the NRTC/Member DBS Retail product Agreement identified in Paragraph S.3 of Schedule 1.

                  "Other Assumed Agreements" shall mean the contracts and agreements, if any, set forth in Paragraph S.4 of Schedule 1.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization including a government or political subdivision or agency or instrumentality thereof.

                  "Programming" shall mean Cable Programming and HCG DirecTv.

                  "Subscriber" as of any date shall mean a Customer who, at a minimum, is subscribing to a package of basic services and: (1) on the last day of the calendar month prior to such date, whose account is not more than sixty
(60) days past due from the date payment is due; (2) who is not an employee or agent of the service provider or charged a fee that is nominal


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(e.g., demonstration unit) or substantially below the service provider's published rates; and (3) who has not given notice of intent to discontinue service.

         SECTION 2. PURCHASE AND SALE; CLOSING.

                  2.1 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.

                      (a) Subject to the provisions of this Agreement, Seller agrees to transfer and assign to Purchaser, and Purchaser agrees to acquire and accept from Seller, as of the "Closing Date" (hereinafter defined), free and clear of any and all Liens, all: (i) NRTC Agreements, (ii) relationships, contracts, and accounts with Customers, (iii) other tangible assets used or useful in the provision of DBS Services, including, without limitation, any MTE terminals and demonstration units; (iv) files, books and records relating to the provision of DBS Services by Seller, including, without limitation, Customer and prospective customer lists, computer programs, tapes and electronic data processing software, accounting journals and ledgers, accounts receivable records, copies of NRTC reports and correspondence and other documents relating to the NRTC Agreements and compliance therewith (collectively, "Records"); (v) exclusive rights to the telephone numbers used in the Business; and (vi) cash in Seller's account at Huntington Bank, accounts receivable from Customers, maintenance and security deposits, prepaid expenses, supplies and other current assets (excluding inventory) (collectively, the "Assets").

                      (b) Upon the assignment of the Assets, Purchaser shall assume (i) Seller's obligations to be performed after 12:01 A.M. on the date following the Closing Date under and as set forth in the NRTC Agreements (but not obligations required to have been performed by Seller prior to such time) to the extent that such obligations arise out of the provision of DBS Services to Customers on or after such time, (ii) accounts payable to the NRTC, and
(iii) Seller's liabilities associated with unearned revenue, advance payments and Customer credit balances to the extent such liabilities are taken into account in the price adjustments described in Section 2.4 herein. Except as expressly set forth in this Section 2.1(b), Purchaser shall not assume or be deemed to have assumed under this Agreement, by reason of the transactions contemplated by this Agreement, or otherwise, any debts, liabilities, obligations or commitments of Seller of any nature whatsoever, known or unknown, and the execution, delivery and performance of this Agreement shall not render Purchaser liable for any such debt, liability, obligation or commitment.

                      (c) For three (3) years following the Closing, Seller shall have access to the Records relating to the periods prior to the Closing Date upon written notice to Purchaser.

                  2.2 PURCHASE PRICE. The Purchase Price for the Assets pursuant to this Agreement (the "Purchase Price") shall be Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00), plus the assumption of liabilities described in Section 2.1(b) herein, subject to adjustment as provided in Section
2.4 herein, to be paid as follows:

                      (a) The sum of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00), subject to adjustment as described in Section 2.4(a) herein, on the


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Closing Date by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Seller (the "Closing Payment").

                      (b) The sum of Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00) on the Closing Date by the delivery of a promissory note substantially in the form attached hereto as SCHEDULE 2.2(b) (the "Note"), less any adjustments and reductions as provided in Section 2.4 herein and the Right of Setoff as provided in Section 5.5 hereof.

                      (c) Purchaser shall use its best efforts to obtain a collateral assignment of the NRTC Agreements, in the form attached hereto as
SCHEDULE 2.2(c), as security for the Note (the "Collateral Assignment").

                  2.3 THE CLOSING. Subject to the satisfaction of the conditions set forth herein, the closing of the assignments and transfers provided for in this Agreement (the "Closing") shall be held at the offices of the Purchaser at 10:00 A.M. (i) at Purchaser's election, on (a) the last business day of the month in which all of the conditions precedent set forth in Section 4 herein have been satisfied or waived, or (b) on the calendar day of such month on which NRTC's accounting period closes, or (ii) such other place, time or date as the parties may agree upon in writing (the "Closing Date"). Either party may terminate this Agreement by written notice to the other party if the Closing has not occurred by the Termination Date set forth in Paragraph S.5 of Schedule 1; provided, however, the Termination Date shall be automatically extended for an additional ninety (90) days if the consent of the NRTC to the transfer of the NRTC Agreements to Purchaser has not been obtained.

                  2.4 PRORATIONS AND CONSIDERATION ADJUSTMENTS; ALLOCATION OF PURCHASE PRICE.

                      (a) The Closing Payment shall be increased by the parties' good faith estimate of the current assets of Seller relating to DBS Services and decreased by the current liabilities of Seller relating to DBS Services, each as determined in accordance with Paragraph (c) below (the "Closing Adjustment"), which adjustment shall be subject to final adjustment as provided in Paragraph (e) below.

                      (b) All prepaid expenses and unearned revenue in connection with the NRTC Agreements shall be prorated among Seller and Purchaser as of 12:01 A.M. on the day following the Closing Date. Such prorations shall include, without limitation, all Customer programming prepayments. Expenses, costs and liabilities incurred shall be allocated to the time of occurrence of such programs without regard to the date of payment therefor.

                      (c) (i) Promptly after the Closing, Seller shall prepare a Schedule of current assets and current liabilities of Seller relating to the DBS Services as of the Closing Date (the "Closing Date Accounting"). The
Closing Date Accounting shall be prepared on a basis consistent with the "Pro Forma Accounting" attached hereto as SCHEDULE 2.4(c).

                          (ii) The accounting data in the Closing Date
Accounting shall be derived from NRTC Central Billing System Reports, including, but not limited to, Report 18A (Subscriber Accounts Receivable), Report 19A (Accounts Receivable Summary), Report


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17 (Unearned Revenue Report), and the NRTC Wholesale Invoice. The Closing Date
Accounting shall include: (A) cash in the Seller's account at Huntington Bank,
(B) accounts receivable from Customers, (C) accounts payable to Customers, (D) accounts payable to NRTC, and (E) any unearned revenue, advance payments and credit balances associated with Customer accounts. Except as set forth in this Paragraph (c)(ii), no other assets or liabilities shall be included in the Closing Date Accounting. Accounts receivable shall be included at the full face amount, less an allowance for uncollectible accounts based upon an aging analysis and consistent with past practices and experience.

                      (d) No later than thirty (30) days after the Closing Date, Seller shall deliver to Purchaser a copy of the Closing Date Accounting together with the Seller's determination of the Closing Adjustment pursuant to the Closing Date Accounting. The Closing Date Accounting and the determination of the Closing Adjustment shall be subject to review by Purchaser and its auditors at Purchaser's expense. Such review by Purchaser shall be completed within fifteen (15) business days after delivery of the Closing Date Accounting to Purchaser. In the event of any disagreement between Seller and Purchaser concerning the amount of the Closing Adjustment which has not been resolved within sixty (60) days after the Closing Date, unless such date shall have been extended by mutual written agreement of the parties, either party may submit such disputed claims to the determination in Charlotte, North Carolina, by the certified public accounting firm of Deloitte & Touche LLP, whose final determination shall be made within thirty (30) days of such referral, and shall be final and binding upon the parties. The fees and expenses of such independent accountant shall be borne by Seller and Purchaser equally. The determination of the Closing Adjustment pursuant to this Paragraph (d) shall be referred to as the "Final Closing Adjustment".

                      (e) If, after the Final Closing Adjustment, Seller owes any amount to Purchaser, then the Seller, at the Seller's option, shall (i) pay the difference to the Purchaser in cash, within five (5) days after the determination of the Final Closing Adjustment, or (ii) permit Purchaser to reduce the next following payment(s) due under the Note by such amount on a dollar-for-dollar basis. If, after the Final Closing Adjustment, Purchaser owes any amount to Seller, then Purchaser shall pay the difference to Seller by increasing the next following payment(s) due under the Note by such amount.

                      (f) If, following any final payment of a consideration adjustment pursuant to this Section 2.4, an error (in billing or reporting by NRTC or otherwise) is thereafter discovered which would have affected such final payment, the parties shall agree in good faith on the amount of such adjustment, and the next payment made pursuant to the Note shall be increased or decreased accordingly.

                      (g) The Purchase Price shall be allocated by the Purchaser and Seller as set forth on Schedule 2.4(g) to be delivered at Closing, and the parties shall make all federal, state and local tax filings consistent therewith.

                  2.5 CONSENT OF NRTC AND OTHERS. Within five (5) business days after the date of this Agreement, Seller shall cause its counsel to prepare a request for the consent of the NRTC to the transfer of the NRTC Agreements, the Collateral Assignment and such other requests for consent that Purchaser or Seller determines may be necessary or appropriate to


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consummate the transactions contemplated hereby, and deliver drafts of same to
Purchaser's counsel. After review by Purchaser's counsel, but in any event within ten (10) business days after submission to Purchaser's counsel, Seller and Purchaser shall join in the delivery of the consents, and they will each diligently take all steps necessary or desirable to obtain the consents. The failure of either party to timely file or diligently seek the consents, or to cooperate fully with the other party with respect thereto, shall be deemed a material breach of this Agreement.

                  2.6 FURTHER ASSURANCES. From and after the Closing, Purchaser and Seller shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents as Purchaser or Seller may, from time to time, reasonably request to confirm, perfect and evidence the transfers, assignments and transactions contemplated by this Agreement.

                  2.7 NONCOMPETITION AGREEMENTS. James J. Stephen and Paul Stephen (the "Principals") shall each enter into a Noncompetition Agreement with Purchaser on the Closing Date, substantially in the form attached hereto as
SCHEDULE 2.7, whereby each of the Principals will agree not to engage in the Business in the Locations and in Madison and Oneida Counties, New York for a period of three (3) years (the "Noncompetition Agreements").

         SECTION 3. REPRESENTATIONS AND WARRANTIES.

                  3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents and warrants to the Purchaser as follows:

                      (a) DUE AUTHORIZATION; BINDING EFFECT; NO CONFLICTS.
(i) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power to carry on the Business and to consummate the transactions contemplated hereby;
(ii) all actions necessary for the authorization, execution, delivery and performance by Seller of this Agreement, and the transactions contemplated hereby, have been taken; (iii) this Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms; and (iv) neither the execution and delivery of this Agreement, nor the consummation by the Seller of the transactions contemplated hereby, or the fulfillment by the Seller of the terms hereof, will (A) conflict with or result in a breach of any provision of the Seller's organizational documents or any agreement or understanding to which Seller is a party, (B) require the consent of any third party other than NRTC, Hughes and the parties identified on SCHEDULE 3.1(a), which consents shall be obtained prior to Closing, or (C) violate or conflict with any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Seller.

                      (b) NRTC MEMBERSHIP; DBS DISTRIBUTION RIGHTS.

                          (i) Attached hereto as SCHEDULE 3.1(b)(i), is a true
and complete copy of the NRTC/Member Agreement together with all amendments, schedules and exhibits thereto.


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                          (ii) Attached hereto as SCHEDULE 3.1(b)(ii) is a
true and complete copy of the NRTC/Retail Agreement, together with all amendments, schedules and exhibits thereto.

                          (iii) Attached hereto as SCHEDULE 3.1(b)(iii) are
true and complete copies of the Other Assumed Agreements, if any, together with all amendments, schedules and exhibits thereto.

                          (iv) The Seller has paid all sums to NRTC or Hughes,
as appropriate, required under the NRTC/Member Agreement such that the Seller is entitled to the Marketing Revenues. The Seller has the right to receive from NRTC, on a pro rata basis, all other net revenues received by NRTC from Hughes in connection with the Programming which are directly attributable to the Committed Member Residences or the Commercial Establishments in the Locations.

                          (v) The Seller is in full compliance in all material
respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC, Hughes or DirecTv, if any, pursuant to the NRTC/Member Agreement, the DirecTv Agreement, or otherwise.

                          (vi) The Seller is not in breach in any material
respect of the NRTC/Member Agreement, the NRTC/Retail Agreement or any of the Other Assumed Agreements (if any), nor has the Seller failed to perform any material obligation under the NRTC/Member Agreement, the NRTC/Retail Agreement or any Other Assumed Agreement. The Seller has not received notice of any such breach or non-performance at any time. To the best of Seller's knowledge, no other party to the NRTC/Member Agreement, the NRTC/Retail Agreement or any Other Assumed Agreement is in default thereunder or has failed to perform any material obligation thereunder.

                          (vii) Except as disclosed on SCHEDULE 3.1(b)(vii),
none of the DBS Services distributed by the Seller has been suspended at any time since inception.

                          (viii) SCHEDULE 3.1(b)(viii) (as supplemented by
applicable NRTC reports) sets forth all Customers, identified as Committed Member Residence and Commercial Establishment, including the number of months such Customer has been a Customer, whether such Customer's account is past due, the amount of the receivable, and the aging of amounts due thereunder. SCHEDULE 3.1(b)(viii) will be updated not more than three (3) days prior to the Closing Date. The accounts receivable will be fully and completely collectible by Purchaser in the ordinary course of business within one hundred and twenty
(120) days of the Closing Date without resort to legal proceedings. As soon as practicable after the Closing Date, Seller shall also provide to Purchaser a list of Customers and programs in the form of NRTC's Report 30 (Average Service Retail Report), dated as of the Closing Date.

                      (c) TRUE AT CLOSING. The representations and warranties of Seller set forth in this Section 3.1 are and will be true both on the date of this Agreement and on and as of the Closing.



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                      (d) DISCLOSURE BY SELLER. No representation or warranty
made by Seller in this Agreement and no statement made in any certificate, Exhibit or Schedule or other document furnished or to be furnished in connection with the transactions herein contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to a prospective purchaser of assets of the Seller who is seeking full information with respect to the Seller.

                  3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants to the Seller as follows:

                      (a) DUE AUTHORIZATION; BINDING EFFECTS; NO CONFLICTS.
(i) Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite power to carry on its business and to consummate the actions contemplated hereby; (ii) all actions necessary for the authorization, execution, delivery and performance by Purchaser of this Agreement and the actions contemplated hereby, have been taken; (iii) this Agreement is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms; and (iv) neither the execution and delivery of this Agreement, nor the consummation by the Purchaser of the transactions contemplated hereby, or the fulfillment by the Purchaser of the terms hereof, will (A) conflict with or result in a breach of any provision of the Purchaser's organizational documents or any agreement or understanding to which Purchaser is a party, (B) require the consent of any third party unless such consent shall be obtained prior to Closing, or (C) violate or conflict with any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser.

                      (b) DUE AUTHORIZATION. (i) Columbia DBS Management, LLC ("Columbia") is the sole general partner of the Purchaser; (ii) Columbia is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite power to carry on its business and to consummate the actions contemplated hereby; and (iii) all actions necessary for the authorization, execution, delivery and performance by Columbia of this Agreement and the actions contemplated hereby, have been taken.

                      (c) TRUE AT CLOSING. The representations and warranties of Purchaser set forth in this Section 3.2 are and will be true both on the date of this Agreement and on and as of the Closing.

                      (d) DISCLOSURE BY PURCHASER. No representation or warranty made by Purchaser in this Agreement and no statement made in any certificate, Exhibit or Schedule or other document furnished or to be furnished in connection with the transactions herein contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading.



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         SECTION 4. CONDITIONS TO CLOSING.

                  4.1 CONSENT. The obligations of Seller and Purchaser to consummate the transactions contemplated by this Agreement are subject to satisfaction at the time of Closing of the condition that NRTC and Hughes shall have issued all necessary authorizations, consents and approvals in connection with the transactions contemplated by this Agreement, without conditions which are materially adverse to either Purchaser or Seller.

                  4.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to:

                      (a) The satisfactory completion, in Purchaser's sole discretion, of Purchaser's due diligence investigation concerning the Business within thirty (30) days of Purchaser's receipt of, or access to, Seller's Records.

                      (b) Satisfaction (or waiver by Purchaser) on or before the Closing Date of each of the following conditions:

                           (1) Each of the representations and warranties of
                  Seller contained in this Agreement shall have been true and correct in all material respects when made and as of the Closing Date.

                           (2) Seller shall have performed and complied with, in
                  all material respects, all agreements, covenants, conditions and obligations contained in this Agreement and required to be performed or complied with by Seller on or before the Closing Date.

                           (3) All authorizations and approvals of or consents
                  of, or filings with, any governmental authority or other Person required to be obtained or made by Seller in connection with the Closing (including, without limitation, any consents required under any Other Assumed Agreements) shall have been obtained or made and shall be in full force and effect.

                           (4) Seller shall have at least 2,945 Customers.

                      (c) Receipt by the Purchaser, at the Closing of

                           (1) Such bills of sale, assignments and other
                  instruments of transfer required to effectively transfer and assign good and marketable title to the Assets to Purchaser in accordance therewith.

                           (2) Certified copies of resolutions duly adopted by
                  the Board of Directors and stockholders of Seller approving this Agreement and the transactions contemplated hereby.



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                           (3) All Records or copies of the Records pursuant to
                  Section 2.1(a) herein.

                           (4) Noncompetition Agreements executed and delivered
                  by the Principals.

                           (5) A certificate signed by the Seller's president,
                  dated the Closing Date, to the effect that the conditions set forth in Paragraph (b) of this Section 4.2 have been satisfied.

                           (6) Such other documents and instruments as may be
                  reasonably requested and satisfactory to Purchaser and its counsel in connection with the Seller's satisfaction of each of its obligations hereunder.

                           (7) Updated Schedule 3.1(b)(viii).

                  4.3 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate the transaction contemplated by this Agreement is subject to:

                      (a) Satisfaction (or waiver by Seller) on or before the Closing Date of each of the following conditions:

                           (1) Each of the representations and warranties of
                  Purchaser contained in this Agreement shall have been true and correct when made and as of the Closing Date.

                           (2) Purchaser shall have performed and complied with,
                  in all material respects, all agreements, covenants, conditions and obligations contained in this Agreement and required to be performed or complied with by Purchaser on or before the Closing Date.

                           (3) All authorizations and approvals of or consents
                  of, or filings with, any governmental authority or other Person required to be obtained or made by Purchaser in connection with the Closing shall have been obtained or made and shall be in full force and effect.

                      (b) Receipt by the Seller, at the Closing, of

                           (1) The Closing Payment and the Note described in
                  Section 2.2 herein executed and delivered by the Purchaser.

                           (2) A certificate signed by Columbia, evidencing the
                  approval by Purchaser of this Agreement and the transactions contemplated hereby.


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                           (3) Collateral Assignment executed and delivered by
                  Purchaser and consented to by the NRTC and DirecTv.

                           (4) Noncompetition Agreements executed and delivered
                  by the Purchaser.

                           (5) A certificate signed by Columbia, dated the
                  Closing Date, to the effect that the conditions set forth in Paragraph (a) of this Section 4.3 have been satisfied.

                           (6) Such other documents and instruments as may be
                  reasonably requested and satisfactory to Seller and its counsel in connection with the Purchaser's satisfaction of each of its obligations hereunder.

         SECTION 5. INDEMNIFICATION.

                  5.1 RIGHT TO INDEMNIFICATION.

                      (a) Seller shall indemnify, reimburse, and hold harmless Purchaser from and against all claims, losses, damages, costs (including, without limitation, court costs and reasonable attorneys' fees), expenses and liabilities (collectively, the "Indemnifiable Damages") suffered, incurred, or sustained by Purchaser on account of (i) any misrepresentation, breach of warranty or nonfulfillment of any term, covenant or agreement on the part of Seller under this Agreement, or in any certificate, Schedule or other document delivered pursuant hereto, (ii) the failure of Seller to pay and perform promptly when due all of its obligations, liabilities and debts as provided under this Agreement, (iii) the operation of the Business prior to the Closing Date, (iv) any breach or default prior to the Closing by Seller under the NRTC/Member Agreement, the NRTC/Retail Agreement or any of the Other Assumed Agreements, (v) any liability, obligation or claim with respect to the Business arising prior to the Closing (other than liabilities specifically assumed by Purchaser under this Agreement and the liabilities referred to in (vi) below), and (vi) any state or local sales, use, excise, personal property or similar tax liability (including penalties and interest) of the Seller.

                      (b) Purchaser shall indemnify, reimburse, and hold harmless Seller from and against all Indemnifiable Damages suffered, incurred, or sustained by Seller on account of (i) any misrepresentation, breach of warranty or nonfulfillment of any term, covenant or agreement on the part of Purchaser under this Agreement, or in any certificate, Schedule or other document delivered pursuant hereto, (ii) the failure of Purchaser to pay and perform promptly when due all of its obligations, liabilities, and debts as provided under this Agreement, (iii) the operation of the Business after the Closing Date, and (iv) any breach or default after the Closing by Purchaser under the NRTC/Member Agreement, the NRTC/Retail Agreement or any Other Assumed Agreement; provided, however, that Seller shall in no event be entitled to indemnification hereunder with respect to matters arising under contracts, commitments or agreements of Seller not specifically assumed by Purchaser under this Agreement.



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



                  5.2 RIGHT TO CONTEST. If the Seller or Purchaser, as the case may be (the "Indemnified Party"), receives notice or has knowledge of any claim for which it believes the other party hereto is obligated to provide indemnification pursuant to Section 5.1 herein (the "Indemnifying Party"), the Indemnified Party shall notify the Indemnifying Party in writing of such claim within twenty (20) days of its receipt of same (the "Indemnification Claim"). The Indemnification Claim shall set forth a brief description of the facts giving rise to such claim and the amount (or reasonable estimate) of the Indemnifiable Damages suffered, or which may be suffered by the Indemnified Party. The Indemnified Party shall, at the expense of the Indemnifying Party, provide all information regarding the contest or defense of the claim and cooperate fully with the Indemnifying Party in the conduct of any such contest or defense. Before being required to make any payment pursuant to Section 5.1 herein, the Indemnifying Party may, at its own expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any claim in respect thereof involving third parties or to prosecute such claim to conclusion or settlement satisfactory to the Indemnified Party. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings but shall not admit any liability, settle, compromise, pay or discharge the claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not make such election, it shall be obligated to pay the costs of defending or prosecuting such claim and shall be bound by whatever result is obtained by the Indemnified Party respecting such claim.

                  5.3 LIMITATION OF CLAIMS. The indemnification obligations of the Seller under Section 5.1 (a)(i) through (v) above shall expire and terminate on the third (3rd) anniversary of the Closing Date; and the indemnification obligations of the Seller under Section 5(a)(vi) above shall expire and terminate on the fifth (5th) anniversary of the Closing Date, unless in each case, prior to such termination, the Purchaser shall have provided written notice to the Seller of an Indemnification Claim as provided in Section 5.2 above. If the Purchaser provides such Indemnification Claim prior to the expiration of the applicable periods, the obligations of the Seller with respect to the asserted right to indemnification under Section 5.1(a) above shall continue until the appropriate amount of indemnification, if any, is determined, paid and satisfied in full. The indemnification obligations of Purchaser under
Section 5.1(b) shall expire and terminate on the third (3rd) anniversary of the Closing Date; unless prior to such termination, the Seller shall have provided written notice to the Purchaser of an Indemnification Claim as provided in
Section 5.2 above. If the Seller provides such Indemnification Claim prior to the expiration of the applicable period, the obligations of the Purchaser with respect to the asserted right to indemnification under Section 5.1(b) above shall continue until the appropriate amount of indemnification, if any, is determined, paid and satisfied in full.

                  5.4 THRESHOLD FOR INDEMNIFICATION; CEILING FOR
INDEMNIFICATION.

                      (a) THRESHOLD. The Seller shall not have any liability under Section 5.1(a) hereof, unless and until, the aggregate amount of Indemnifiable Damages attributable to the Seller exceeds Three Thousand Four Hundred Dollars ($3,400), in which case the Seller shall be liable for indemnification hereunder for the entire amount of the Indemnifiable Damages, including the Three Thousand Four Hundred Dollars ($3,400).

                      (b) CEILING. The Seller shall not have any liability under
Section 5.1(a)(i) through (v) hereof for Indemnifiable Damages in excess of Three Million Four Hundred Thousand Dollars ($3,400,000).

                  5.5 RIGHT OF OFFSET; COLLECTION OF INDEMNIFIABLE DAMAGES. Purchaser shall have the right to offset against the amounts owing to the Seller pursuant to the Note for (i) any Indemnifiable Damages due Purchaser pursuant to
Section 5.1(a) hereof, and (ii) the adjustments provided in Section 2.4 hereof (the "Right of Offset"). Before exercising its Right of Offset, Purchaser shall provide written notice of its intent to exercise such right. Purchaser agrees that any Indemnifiable Damages due Purchaser pursuant to Section 5.1(a) hereof shall be satisfied (i) first, through a reduction of amounts payable to Seller pursuant to the Note through the exercise of Purchaser's Right of Offset, and
(ii) thereafter, directly from the Seller.

         SECTION 6. MISCELLANEOUS.

                  6.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Unless performance of the following obligations is waived by Purchaser (in its sole discretion) in advance and in writing, Seller shall:

                      (a) not modify, amend, alter or terminate the NRTC/Member Agreement, the NRTC/Retail Agreement or any Other Assumed Agreement, or waive any default or breach thereunder except as may be coordinated with Purchaser;

                      (b) comply in all material respects with the NRTC/Member Agreement, the NRTC/Retail Agreement and any Other Assumed Agreements, use its best efforts to cure any material default or breach thereunder, and promptly notify Purchaser upon receipt of notice of any default or breach thereunder;

                      (c) maintain its books and records in accordance with prior practice, maintain all of its property and assets in their present condition, ordinary wear and tear excepted, maintain technical materials, supplies, inventory and spare parts consistent with past practice, and otherwise use its best efforts to operate the business in the ordinary course in accordance with practices during the twelve (12) months preceding the date of this Agreement;

                      (d) use its best efforts to keep its business organization intact and maintain good relationships with its key employees, suppliers, advertisers and others having business relations with it;

                      (e) operate the Business in all material respects in accordance with the NRTC Agreements, comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of the NRTC, Hughes and DirecTv;

                      (f) provide to Purchaser, concurrently with filing, sending or receipt thereof, copies of all reports to and other filings and correspondence with the NRTC, Hughes and DirecTv;

                      (g) provide to Purchaser, promptly upon receipt thereof by Seller, a copy of (i) any notice of the revocation, suspension, or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under any NRTC Agreements, and (ii) copies of all protests, complaints, challenges or other documents submitted to or filed with the NRTC, Hughes or DirectTv by third parties concerning the business and, promptly upon the filing or making thereof, copies of Seller's responses thereto; and

                      (h) notify Purchaser in writing immediately upon learning of the institution or threat of any action against Seller in any court, or any action against Seller before any governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Business.

                  6.2 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

                  6.3 NOTICE. All notices, requests, demands, or other communications under this Agreement shall be in writing. Notice shall be sufficiently given for all purposes as follows:

                      (a) PERSONAL DELIVERY. When personally delivered to the recipient, notice is effective on delivery.

                      (b) CERTIFIED MAIL. When mailed certified mail, postage paid, return receipt requested, notice is effective on receipt, if delivery is confirmed by a return receipt.

                      (c) OVERNIGHT DELIVERY. When delivered by Federal Express, Airborne, United Parcel Service, or DHL WorldWide Express, charges prepaid or charged to the sender's account, notice is effective on delivery, if delivery is confirmed by the delivery service.

                      (d) TELEX OR FAX TRANSMISSION. When sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt of a confirmed transmission; provided that (a) a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery, or (b) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be deemed received on the next business day if it is received by 5:00 p.m. (recipient's time) or on a non-business day.

         Addresses for purpose of giving notice are:

         Digital Television Services of           Northeast Cable Services, Inc.
           New York I, LP                         6523 Transit Road
         Building 100, Suite 300                  Lockport, New York  14049
         1080 Holcomb Bridge Road                 Attn: James J. Stephen
         Roswell, GA 30076
         Attn: Douglas S. Holladay, Jr.,
               President
         with a copy to:                         with a copy to:

         Nelson Mullins Riley &                  Albrecht Maguire Heffern &
           Scarborough                             Gregg, P.C.
         NationsBank Corporate Center            2100 Main Place Tower
         100 North Tryon Street, Suite 3350      Buffalo, New York  14202
         Charlotte, North Carolina  28202        Attn: Arthur A. Russ, Jr., Esq.
         Attn:  C. Mark Kelly, Esq.

         Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first day that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

         Any party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted in this Agreement.

                  6.4 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by Purchaser (except to a party which, directly or indirectly, is controlled by, controls or is under common control with, Purchaser) or by Seller prior to the Closing without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their successors and permitted assigns, if any.

                  6.5 AMENDMENT; WAIVER. This Agreement may be amended only by a written instrument signed by Purchaser and Seller. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a wavier on any subsequent occasion.

                  6.6 ENTIRE AGREEMENT. This Agreement, together with the Schedules attached hereto, sets forth the entire understanding between the parties relating to the subject matter hereof, any and all prior correspondence, conversations and memoranda or other writings being merged herein and replaced. No promises, covenants, or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement.

                  6.7 CONFIDENTIALITY; INITIAL NOTICE TO PUBLIC. Seller and Purchaser shall mutually agree in advance on the manner in which the public is first informed of the execution of this Agreement. Each of the parties hereto agree to maintain the confidentiality of this Agreement and the terms thereof and any information exchanged by the parties in connection with the consummation of the transactions contemplated hereby prior to Closing, and neither party shall make any disclosure thereof to any third party without the prior consent of the other party, except as may be required by law.

                  6.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same Agreement.

                  6.9 FACSIMILE SIGNATURES. Facsimile signatures shall be considered original signatures for purposes of execution and enforcement of the rights delineated in this Agreement.

                  6.10 SCHEDULES. The Schedules referred to in this Agreement are attached hereto, made a part hereof and incorporated herein by this reference.

                  6.11 SURVIVAL OF REPRESENTATIVES AND WARRANTIES. Subject to the provisions of Section 5 hereof, each and every representation and warranty contained in this Agreement, shall survive the Closing but shall expire, and be terminated and extinguished on the third (3rd) anniversary of the Closing Date.



                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                PURCHASER:

                                Digital Television Services of New York I, LP


                                By: Columbia DBS Management, LLC
                                Its: General Partner

                                By:
                                       --------------------------------
                                Title:
                                       --------------------------------



                                SELLER:

                                Northeast Cable Services, Inc.

                                By:
                                       --------------------------------
                                       Its: President

                                By:
                                       --------------------------------
                                Title:
                                       --------------------------------

                                LIST OF SCHEDULES

Schedule 1                          Schedule of Information
Schedule 2.2(b)                     Promissory Note
Schedule 2.2(c)                     Collateral Assignment
Schedule 2.4(c)                     Pro Forma Accounting
Schedule 2.4(g)                     Purchase Price Allocation
Schedule 2.7                        Noncompetition Agreements
Schedule 3.1(a)                     Consents
Schedule 3.1(b)(i)                  NRTC/Member Agreement
Schedule 3.1(b)(ii)                 NRTC/Retail Agreement
Schedule 3.1(b)(iii)                Other Assumed Agreements
Schedule 3.1(b)(vii)                DBS Service Interruptions
Schedule 3.1(b)(viii)               Customers


        [Schedules have been omitted and will be furnished upon request]